UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in a Current Report on Form 8-K filed by Demand Media, Inc. (the “Company”) on January 28, 2014, Robert Bennett resigned as a member of the Company’s Board of Directors (the “Board”) and the Audit Committee of the Board (the “Audit Committee”), effective as of the close of business on February 28, 2014.  Following the effective date of Mr. Bennett’s resignation, the Company’s Audit Committee currently is comprised of two independent directors, and the Company is not in compliance with Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual, which requires that audit committees have a minimum of three members. The Company notified the NYSE of its noncompliance with this listing standard on March 3, 2014.  The Company’s Board has commenced a search for a replacement to Mr. Bennett to serve on the Audit Committee, and the Company intends to regain compliance with the requirements of Section 303A.07(a) of the NYSE Listed Company Manual as soon as practicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2014	DEMAND MEDIA, INC.

	By:	/s/ Mel Tang
Mel Tang
Chief Financial Officer

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